Exhibit 99.1

Press Release	Source: Kentucky USA Energy, Inc.

Kentucky USA Energy, Inc. Encounters Additional Gas Zone in Golden Eagle #1 Well
Monday March 16, 1:17 pm ET

LONDON, Ky.--(BUSINESS WIRE)--Kentucky USA Energy, Inc. (OTCBB: KYUS - News), an early stage natural gas exploration and production company, announced today an update on the Company’s drilling operation on its leasehold property in the New Albany Shale in western Kentucky. The Company has reached total depth (“TD”) of 2,762 feet on Golden Eagle #1, the eleventh well drilled to TD by the Company. The well has been evaluated and determined to be commercially viable and the well’s drilling log confirms that there is approximately 150 feet of shale in the New Albany Shale formation encountered in this well. An additional gas zone which was not in the original reserves study, the Dutch Creek formation, was also encountered in the Golden Eagle #1 well between 2,600 and 2,625 feet. The Company expects to complete this zone first. The completion process has begun on the well and the 4 ½” production casing is expected to be run into the well this week.

Additional updates on the drilling operation are as follows: Drilling is presently at 1,475 feet at the Hunter Wells #4 well. The drilling contractor has mobilized its rig to the Company’s next drilling location, Slinker #2, has spudded-in and is presently drilling at a depth of 1,705 feet. Both of these wells are expected to reach TD this week. The Company continues to prepare for its tie-in to the pipeline that will be purchasing gas from its wells, and it is expected that the first such tie-in will occur within the next 45 days.

The Company has filed its Annual Report on “Form 10-K” for its fiscal year that ended October 31, 2008 with the SEC. The “E” that was added to the Company’s symbol, indicating that its 10-K filing was late, is expected to be removed shortly.

“I apologize again for the delay in filing our annual report on Form 10-K for our fiscal year that ended October 31, 2008; we are putting in place certain measures to avoid any delays in our future filings," said Steven Eversole, CEO of Kentucky USA Energy. “We remain very excited about our drilling operation and we believe that once our wells are in production, we will have hit our next major milestone that our shareholders have been waiting for.”

About Kentucky USA Energy, Inc.

Headquartered in London, KY, Kentucky USA Energy, Inc. engages in the acquisition, exploration, and development of oil and natural gas resource properties, with a primary focus on New Albany shale gas in the Illinois Basin in western Kentucky. The Company is a growing independent energy company with the experience and technological expertise to develop its gas resources in the Illinois Basin’s New Albany Shale.

More information about the Company may be found at www.kusaenergy.com

Forward-Looking Statements

Certain statements in this news release, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties. Words such as "expects", "intends", "plans", "may", "could", "should", "anticipates", "likely", "believes" and words of similar import also identify forward-looking statements. Forward-looking statements are based on current facts and analyses and other information that are based on forecasts of future results, estimates of amounts not yet determined and assumptions of management. Actual results may differ materially from those currently anticipated due to a number of factors which may be beyond the reasonable control of Kentucky USA Energy, including, but not limited to, the availability and pricing of additional capital to finance operations, including the drilling of its initial gas wells, longer term drilling programs and additional leasehold acquisitions, the viability of the shale gas fields in the Illinois Basin in western Kentucky, the ability of Kentucky USA Energy to build and maintain a successful operations infrastructure and to effectively drill and develop producing wells, the successful negotiation and execution of cost-effective third-party gas drilling and distribution agreements, the continued commitment of drill rig operators and future economic conditions and the volatility and decreases in energy prices. Readers are urged not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release. Additional information on risks and other factors that may affect the business and financial results of Kentucky USA Energy can be found in the filings of Kentucky USA Energy with the U.S. Securities and Exchange Commission.

Contact:
Kentucky USA Energy, Inc.
Steven Eversole, 606-878-5987
CEO
or
Investor Relations:
Corporate Evolutions, Inc.
516-482-0155
Toll Free: 877-482-0155
info@corporateevolutions.com
www.corporateevolutions.com

Source: Kentucky USA Energy, Inc.